AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2005

                                                           Registration No. 333-
================================================================================
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               CELGENE CORPORATION
             (Exact name of Registrant as specified in its Charter)


            DELAWARE                                     22-2711928
 (State or other jurisdiction of           (I.R.S. Employer  Identification No.)
  incorporation or organization)


       86 MORRIS AVENUE
       SUMMIT, NEW JERSEY                                           07901
 (Address of principal executive offices)                        (Zip code)

                             ----------------------

                 CELGENE CORPORATION 1998 STOCK INCENTIVE PLAN*

         CELGENE CORPORATION 1995 NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN
                            (Full Title of the Plans)

                             ----------------------


              John W. Jackson                               COPIES TO:
            Celgene Corporation                       Robert A. Cantone, Esq.
              86 Morris Avenue                          Proskauer Rose LLP
          Summit, New Jersey 07901                         1585 Broadway
  (Name and Address of Agent for Service)         New York, New York 10036-8299
               (908) 673-9000                             (212) 969-3000
 (Telephone number, including area code,
          of agent for service)

                          -----------------------------

                    CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
TITLE OF SECURITIES          AMOUNT TO BE         OFFERING PRICE         AGGREGATE OFFERING      REGISTRATION
TO BE REGISTERED              REGISTERED            PER SHARE                   PRICE               FEE (1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par           6,250,000 (2)           $40.55(3)              $253,437,500(3)          $29,830
value $.01 per share
---------------------------------------------------------------------------------------------------------------------

*Known prior to April 23, 2003 as the 1998 Long-Term Incentive Plan.

(1) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Celgene Corporation 1998 Stock Incentive Plan (the "1998 Plan") and the Celgene Corporation 1995 Non-Employee Directors' Incentive Plan (the "Directors' Incentive Plan" and, together with the 1998 Plan, the "Plans"). A Registration Statement on Form S-8 has previously been filed on each of January 4, 1999 (Registration No. 333-70083), June 20, 2000 and March 20, 2001 (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908) and August 14, 2003 (Registration No. 333-107980) for the
     existing securities under the 1998 Plan. A Registration Statement on Form S-8 has previously been filed on December 2, 1999 (Registration No. 333-91977) for the existing securities under the Directors' Incentive Plan.

(2) Represents the additional number of shares of common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of options which may be granted under the Plans.

(3) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the average of the high and low selling prices per share of the Common Stock as reported on the NASDAQ National Market on June 24, 2005.

                                Explanatory Note

     This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of each of the Registration Statements on Form S-8 (Registration Nos. 333-70083, 333-39716, 333-65908 and 333-107980 with respect to the 1998 Plan and Registration No. 333-91977 with respect to the Directors' Incentive Plan) are incorporated herein by reference and made a part hereof.

     1. REGISTRATION OF ADDITIONAL SHARES OF COMMON STOCK UNDER THE 1998 PLAN. The aggregate number of shares of Common Stock that may be subject to awards under the 1998 Plan is increased from 25,000,000 to 31,000,000 and the number of shares that may be used for awards of restricted stock or performance-based awards denominated in shares of common stock is decreased from 1,700,000 to 750,000.

     2. REGISTRATION OF ADDITIONAL SHARES OF COMMON STOCK UNDER THE DIRECTORS' INCENTIVE PLAN. The aggregate number of shares of Common Stock that may be subject to awards under the Directors' Incentive Plan is increased from 3,600,000 to 3,850,000 and the period under which options may be granted is extended until June 30, 2015.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of each of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") on January 4, 1999 (Registration No. 333-70083), December 2, 1999 (Registration No. 333-91977), June 20, 2000 (Registration No. 333-39716), March 20, 2001,
Post-Effective Amendment No. 1 with a Reoffer Prospectus (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908) and August 14, 2003
(Registration No. 333-107980) by Celgene Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

     (1) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 16, 2005, as amended by Form 10-K/A and filed with the Commission on March 18 and 21, 2005;

     (2) the Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 filed with the Commission on May 10, 2005;

     (3) the Corporation's Current Reports on Form 8-K and Form 8-K/A filed with the Commission on January 5 and 27, 2005, February 22, 2005, March 17 and 29, 2005, April 28, 2005 and June 16, 2005;

     (4) the description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A, File No. 0-16132; and

     (5) all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      ITEM 8.  EXHIBITS.
      ------   ---------
      5.1      Opinion of Proskauer Rose LLP.

      23.1     Consent of KPMG LLP.

      23.2     Consent of Proskauer Rose LLP (included in Exhibit 5.1).

      24.1     Power of Attorney (included in signature pages).

      99.1 Celgene Corporation 1998 Stock Incentive Plan, as amended and restated.

      99.2 Celgene Corporation 1995 Non-Employee Directors' Incentive Plan, as amended and restated.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey, on June 30, 2005.

                                                  CELGENE CORPORATION

                                                  By: /s/ John W. Jackson
                                                      --------------------------
                                                       John W. Jackson
                                                       Chairman of the Board and
                                                       Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John W. Jackson, Sol J. Barer and Robert J. Hugin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Celgene Corporation (the "Corporation") and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of additional shares of Common Stock of the Corporation to be issued pursuant to the Corporation's 1998 Stock Incentive Plan and the Directors' Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 30, 2005 below by the following persons in the capacities indicated.

Signature                                   Title
---------                                   -----
/s/ John W. Jackson                         Chairman of the Board and Chief
--------------------------------            Executive Officer (Principal
John W. Jackson                             Executive Officer)

/s/ Sol J. Barer                            Director, Chief Operating Officer
--------------------------------
Sol J. Barer

/s/ Robert J. Hugin                         Director, Chief Financial Officer
--------------------------------
Robert J. Hugin

/s/ Jack L. Bowman                          Director
--------------------------------
Jack L. Bowman

/s/ Frank T. Cary                           Director
--------------------------------
Frank T. Cary

/s/ Michael D. Casey                        Director
--------------------------------
Michael D. Casey

/s/ Arthur Hull Hayes, Jr.                  Director
--------------------------------
Arthur Hull Hayes, Jr.

/s/ Gilla Kaplan                            Director
--------------------------------
Gilla Kaplan

                                            Director
--------------------------------
Richard C.E. Morgan

/s/ Walter L. Robb                          Director
--------------------------------
Walter L. Robb

/s/ James R. Swenson                        Controller (Chief
--------------------------------            Accounting Officer)
James R. Swenson

                                  EXHIBIT INDEX
                                  -------------


Exhibit        Description of Exhibit
-------        -----------------------


5.1            Opinion of Proskauer Rose LLP.

23.1           Consent of KPMG LLP.

23.2           Consent of Proskauer Rose LLP (included in Exhibit 5.1).

24.1           Power of Attorney (included in signature pages).

99.1           Celgene 1998 Stock Incentive Plan, as amended and restated.

99.2           Celgene Corporation 1995 Non-Employee Directors' Incentive Plan.